Bionik Laboratories to Present at Noble Capital Markets’ Thirteenth Annual Investor Conference

- Presentation with video webcast on Tuesday, January 31st at 12:00 p.m. ET -

TORONTO and BOSTON – January 24, 2017 – Bionik Laboratories Corp. (OTCQX: BNKL) (“Bionik” or the "Company"), a global pioneering robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological disorders, announced today that Peter Bloch, Chief Executive Officer and Chairman of the Board will present at NobleCon13, the Noble Capital Markets’ Thirteenth Annual Investor Conference, on January 31, 2017 at 12:00 p.m. ET in Boca Raton, FL.

During his presentation, Mr. Bloch will provide a corporate update and discuss Bionik’s proprietary healthcare robotics platforms for stroke and assistance that are commercially available as well as new products under development for both the upper and lower body.

Mr. Bloch will also provide an overview of the Company’s near-term milestones including the launch of its next generation upper body commercial product line expected in the second quarter of 2017 and progression towards commercialization of four development products: InMotion Light, Bionik’s first product for the home market, InMotion AnkleBot™, for individuals suffering from problems of walking and gait associated with neurological disorders, a lower extremity product for gait assistance for rehabilitation and ARKE™, a lower body exoskeleton designed to allow paraplegics and other wheelchair bound individuals to walk and rehabilitate.
A video webcast of the presentation and a copy of the presentation materials will be available by accessing Bionik’s IR Calendar in the Investors section of the Company’s website (www.bioniklabs.com), and will be accessible as part of a complete catalog of presentations available at Noble Financial websites: www.noblecapitalmarkets.com or www.nobleconference.com. The webcast and presentation will be archived on the Company's website and on the Noble websites for 90 days following the event.
About Noble Capital Markets, Inc.
Noble Capital Markets, established in 1984, is an equity-research driven, full-service, investment & merchant banking boutique focused on the healthcare, media & entertainment, technology and natural resources sectors. The company has offices in Boca Raton, New York and Boston. In addition to NobleCon - the annual multi-sector investor conference and the Media, Finance & Investor Conference, produced in partnership with the National Association of Broadcasters (NAB) and held each spring in Las Vegas, throughout the year Noble hosts numerous “non-deal” corporate road shows across the United States and Canada. Members: FINRA, SIPC, MSRB. www.noblecapitalmarkets.com.

About Bionik Laboratories
Bionik Laboratories (OTCQX:BNKL), is a global, pioneering robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological disorders. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and paraplegic patients, including three products on the market and four products in varying stages of development. The InMotion Systems - the InMotion ARM™, InMotion Wrist™, InMotion Hand™ and InMotion AnkleBot™, are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is expected to be designed to continually adapt to a patient’s ability and provide real time feedback to the physiotherapist.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the successful integration of IMT with Bionik and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Bionik Laboratories Corp. Investor and Media Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
(908) 996-0239
jenene@jenenethomascommunications.com

SOURCE: Bionik Laboratories Corp.

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